                                                                    Exhibit 10.1






                                CREDIT AGREEMENT

                         dated as of December 31, 1996

                                     among

                       HORACE MANN EDUCATORS CORPORATION

                                as the Borrower,

                        VARIOUS FINANCIAL INSTITUTIONS,

                                as the Lenders,

                                      and

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION

                            as Administrative Agent

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                     DEFINITIONS.............................  1
SECTION 1.1  Definitions.....................................  1
SECTION 1.2  Use of Defined Terms............................ 15
SECTION 1.3  Cross References; Headings...................... 15
SECTION 1.4  Other Definitional Provisions................... 16

                                   ARTICLE II

                 AMOUNT AND TERMS OF COMMITMENT.............. 16
SECTION 2.1  Revolving Loan Commitment....................... 16
     2.1.1  Voluntary Reduction of Commitment Amount......... 16
SECTION 2.2  Types of Loans.................................. 17
SECTION 2.3  Borrowing Request............................... 17
SECTION 2.4  Funding of Borrowing............................ 17

                                  ARTICLE III

           NOTE; RECORDKEEPING, PAYMENTS; SETOFF............. 18
SECTION 3.1  Note............................................ 18
SECTION 3.2  Recordkeeping................................... 18
SECTION 3.3  Payment of the Loans............................ 18
     3.3.1  Required Payments................................ 18
     3.3.2  Voluntary Payments............................... 18
     3.3.3  Conditions Applicable to all Payments............ 18
SECTION 3.4  Making of Payments.............................. 19
SECTION 3.5  Due Date Extension.............................. 19
SECTION 3.6  Set-off......................................... 19

                                   ARTICLE IV

          INTEREST; CONVERSION; EURODOLLAR LOANS............. 20
SECTION 4.1  Interest Rates.................................. 20
SECTION 4.2  Interest Payment Dates.......................... 20
SECTION 4.3  Setting of Rates................................ 21
SECTION 4.4  Computation of Interest and Fees................ 21
SECTION 4.5  Continuation and Conversion Elections........... 21
SECTION 4.6  Funding......................................... 22
SECTION 4.7  Eurodollar Rate Lending Unlawful................ 22
SECTION 4.8  Eurodollar Deposits Unavailable................. 22

                                   ARTICLE V

                             FEES............................ 23
SECTION 5.1  Payment of Fees................................. 23
SECTION 5.2  Non-Use Fee..................................... 23
SECTION 5.3  Compensation of Administrative Agent............ 23


                                  ARTICLE VI
        INCREASED COSTS AND OTHER SPECIAL PROVISIONS......... 24
SECTION 6.1  Increased Costs................................. 24
SECTION 6.2  Payment for Credits............................. 24
SECTION 6.3  Certificate Requirements........................ 24
SECTION 6.4  General Funding Losses.......................... 25
SECTION 6.5  Discretion of Lender as to Manner of
      Funding................................................ 25
SECTION 6.6  Conclusiveness of Statements: Survival of
      Provisions............................................. 25

                                  ARTICLE VII


            REPRESENTATIONS AND WARRANTIES................... 26
SECTION 7.1  Due Organization, Authorization, etc............ 26
SECTION 7.2  Statutory Financial Statements.................. 27
SECTION 7.3  GAAP Financial Statements....................... 28
SECTION 7.4  Litigation and Contingent Liabilities........... 29
SECTION 7.5  Investment Company Act.......................... 29
SECTION 7.6  Regulations G, T, U and X....................... 29
SECTION 7.7  Proceeds........................................ 30
SECTION 7.8  Insurance....................................... 30
SECTION 7.9  Accuracy of Information......................... 30
SECTION 7.10  Subsidiaries................................... 30
SECTION 7.11  Insurance Licenses............................. 30
SECTION 7.12  Taxes.......................................... 30
SECTION 7.13  Compliance with Laws........................... 31

                                  ARTICLE VIII

                                   COVENANTS................. 31
SECTION 8.1  Affirmative Covenants........................... 31
     8.1.1  Reports, Certificates and Other
              Information.................................... 32
          (a)  GAAP Financial Statements..................... 32
          (b)  Tax Returns................................... 33
          (c)  SAP Financial Statements...................... 33
          (d)  Notice of Default, etc........................ 34
          (e)  Other Information............................. 34
          (f)  Compliance Certificates....................... 36
          (g)  Reports to SEC and to Shareholders............ 36
          (h)  Notice of Litigation, License and ERISA
               Matters....................................... 36
          (i)  Other Information............................. 37
     8.1.2  Corporate Existence; Foreign Qualification....... 37
     8.1.3  Books, Records and Inspections................... 37
     8.1.4  Insurance........................................ 37
     8.1.5  Taxes and Liabilities............................ 38
     8.1.6  Compliance with Laws............................. 38
     8.1.7  Conduct of Business.............................. 38

SECTION 8.2  Negative Covenants.............................. 38
     8.2.1  Consolidated Debt to Total Capitalization........ 38
     8.2.2  Risk Based Capital............................... 38
     8.2.3  Statutory EBT to Future Interest Expense Ratio... 39
     8.2.4  Mergers, Consolidations and Sales................ 39
     8.2.5  Regulations G, T, U and X........................ 39
     8.2.6  Other Agreements................................. 39
     8.2.7  Transactions with Affiliates..................... 39
     8.2.8  Liens............................................ 40

                                   ARTICLE IX

                      CONDITIONS............................. 40
SECTION 9.1  Conditions to Occurrence of the Effective
     Date.................................................... 40
     9.1.1  This Agreement and Certain Related Documents..... 41
     9.1.2  Resolutions...................................... 41
     9.1.3  Incumbency and Signatures........................ 41
     9.1.4  Opinion of Counsel............................... 41
     9.1.5  Charter and By-Laws of the Borrower.............. 41
     9.1.6  Insurance Proceedings............................ 41
     9.1.7  Material Adverse Change Certificate.............. 41
     9.1.8  Payment of Existing Credit Agreement............. 41
     9.1.9  Other............................................ 42
SECTION 9.2  Conditions to All Borrowings.................... 42
     9.2.1  No Default....................................... 42
     9.2.2  Warranties and Representations................... 42
     9.2.3  Litigation....................................... 42
     9.2.4  Fees............................................. 43
     9.2.5  Borrowing Request................................ 43

                                   ARTICLE X

          EVENTS OF DEFAULT AND THEIR EFFECT................. 43
SECTION 10.1  Events of Default.............................. 43
    10.1.1 Non-Payment of Loan............................... 43
    10.1.2 Non-Payment of Interest, Fees, etc................ 43
    10.1.3 Non-Payment of Other Debt......................... 43
    10.1.4 Other Material Obligations........................ 43
    10.1.5 Bankruptcy, Insolvency, etc....................... 44
    10.1.6 Non-compliance With Certain Provisions............ 45
    10.1.7 Non-compliance With Other Provisions.............. 45
    10.1.8 Warranties and Representations.................... 45
    10.1.9 Employee Benefit Plans............................ 46
    10.1.10 Change in Control................................ 46
    10.1.11 Litigation....................................... 46
    10.1.12 Change in Law.................................... 47
SECTION 10.2  Effect of Event of Default..................... 47

                                  ARTICLE XI
                      THE AGENTS............................. 47
SECTION 11.1  Authorization.................................. 47
SECTION 11.2  Liability of the Administrative Agent.........  48
SECTION 11.3  Indemnification...............................  48
SECTION 11.4  Administrative Agent..........................  49
SECTION 11.5  Credit Investigation..........................  49
SECTION 11.6  Non-Receipt of Funds by the
     Administrative Agent.................................... 49
SECTION 11.7  Successor Agents............................... 50

                                  ARTICLE XII

             ASSIGNMENTS AND PARTICIPATIONS.................. 50
SECTION 12.1  Assignments.................................... 50
SECTION 12.2  Participations................................. 52

                                 ARTICLE XIII

                        GENERAL.............................. 53
SECTION 13.1  Waiver; Amendments............................. 53
SECTION 13.2  Confirmations.................................. 54
SECTION 13.3  Notices........................................ 54
SECTION 13.4  Costs, Expenses and Taxes...................... 54
SECTION 13.5  Indemnification................................ 55
SECTION 13.6  SUBMISSION TO JURISDICTION AND FORUM
     SELECTION............................................... 56
SECTION 13.7  GOVERNING LAW.................................. 57
SECTION 13.8  JURY TRIAL..................................... 57
SECTION 13.9  Successors and Assigns......................... 57

                            SCHEDULES AND EXHIBITS

SCHEDULE    2.1        Commitments
SCHEDULE    7.1        Jurisdictions
SCHEDULE    7.2(a)     SAP Exceptions
SCHEDULE    7.2(e)     Adverse Changes and Dividends
SCHEDULE    7.4        Litigation
SCHEDULE    7.10       Subsidiaries
SCHEDULE    7.11       Insurance Licenses
SCHEDULE    7.12       Taxes
SCHEDULE    13.3       Addresses


EXHIBIT A              Borrowing Request ((S)2.3)
EXHIBIT B              Note ((S)3.1)
EXHIBIT C              Continuation/Conversion Notice ((S)4.5)
EXHIBIT D              Compliance Certificate ((S)8.1.1(f))
EXHIBIT E              Opinion of Counsel ((S)9.1.4)
EXHIBIT F              Assignment Agreement ((S)12.1.1)

                                CREDIT AGREEMENT
                                ----------------


     THIS CREDIT AGREEMENT, dated as of December 31, 1996, is entered into by and among HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (the "Borrower"), various financial institutions which are parties hereto (the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1 Definitions. When used herein the following terms shall have the following meanings:

          Administrative Agent shall mean (a) Bank of America National Trust and Savings Association, in its capacity as administrative agent for the Lenders, and (b) each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 11.7.

          Affiliate of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be:

          (a) "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

               (i) to vote 10% or more of the securities having at the time of any determination hereunder voting power for the election of directors of such Person; or

               (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

          (b) "controlled by" or "under common control with" such other Person if such other Person is the executor, administrator, or other personal representative of such Person.

          Agent-Related Persons shall mean BofA and any successor Administrative Agent arising under Section 11.7, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          Agreement shall mean this Credit Agreement as from time to time amended, modified, supplemented, restated, refunded or renewed and in effect.

          Alternate Reference Rate shall mean, for any day, a fluctuating rate per annum equal to the greater of (a) the Reference Rate in effect on such day or (b) a rate per annum equal to the sum of 0.50% plus the Federal Funds Rate in effect with respect to such day.

          Alternate Reference Rate Loan shall mean any Loan which bears interest at or by reference to the Alternate Reference Rate.

          Annual Statement shall mean the annual financial statement of any Insurance Subsidiary as required to be filed with the insurance commissioner (or similar authority) of such Insurance Subsidiary's state of domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1995 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1995 Annual Statement of such Insurance Subsidiary.

          Applicable Eurodollar Interest Rate Margin shall mean at any time, subject to Section 4.1(c), the applicable percentage per annum determined pursuant to the following table by reference to the higher public rating, if any, assigned to the Borrower's senior, unsecured long-term debt by Standard & Poor's Rating Group ("S&P") or Moody's Investor Service Inc. ("Moody's"), as the case may be:

          S&P/Moody's Rating    Interest Rate Margin
          ------------------------------------------
            A/A2 or above              0.250
                A-/A3                  0.325
              BBB+/Baa1                0.400
          BBB/Baa2 or lower
            (or no rating)             0.500
          ------------------------------------------

          Applicable Non-Use Fee Rate shall mean at any time, the applicable percentage per annum determined pursuant to the following table by reference to the higher public rating, if any, assigned to the Borrower's senior, unsecured long-term debt by Standard & Poor's Rating Group ("S&P") or Moody's Investor Service Inc. ("Moody's"), as the case may be:

         S&P/Moody's Rating   Non-Use Fee Rate
         --------------------------------------
           A/A2 or above           0.1000
               A-/A3               0.1250
             BBB+/Baa1             0.1500
         BBB/Baa2 or lower
           (or no rating)          0.1875
         --------------------------------------

          Assignment Agreement is defined in Section 12.1.1.

          Authorized Officers shall mean those officers of the Borrower whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 9.1.3.

          BofA shall mean Bank of America National Trust and Savings
Association.

          Borrower is defined in the Preamble.

          Borrowing shall mean the Loans of a single Type and Interest Period made by the Lenders on any single specified day in accordance with Section 2.1.

          Borrowing Date shall mean any Business Day on which a Borrowing is made.

          Borrowing Request shall mean a loan request and certificate duly executed by two Authorized Officers of the Borrower substantially in the form of Exhibit A.

          Business Day shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Loan, shall mean such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          Capitalized Lease shall mean, as to any Person, any lease which is or should be capitalized on the balance sheet in accordance with GAAP, together with any other lease which is in substance a financing lease, including, without limitation, any lease under which (a) such Person has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date the lease is entered into or (b) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

          Change in Control shall be deemed to have occurred if (a) there shall be consummated (i) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving corporation, or pursuant to which shares of the Borrower's common stock would be converted into cash, securities or other property, other than a merger of the Borrower in which no Borrower shareholder's ownership percentage in the surviving corporation immediately after the merger is less than such shareholder's ownership percentage in the Borrower immediately prior to such merger by ten percent (10%) or more, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Borrower; (b) the shareholders of the Borrower approve any plan or proposal for the liquidation or dissolution of the Borrower which is a part of a similar transaction; (c) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of securities of the Borrower that represent 51% or more of the combined voting power of the Borrower's then outstanding securities; or (d) a majority of the members of the Borrower's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated by the Borrower for election by its shareholders.

          Closing shall mean the execution and delivery of this Agreement by the parties hereto.

          Code shall mean the Internal Revenue Code of 1986, as amended and any successor statute of similar import, together with the regulations thereunder, as amended, reformed or otherwise modified and in effect from time to time. References to sections of the Code shall be construed to also refer to successor sections.

          Combined shall mean with reference to any group of two or more Persons and to any financial item (e.g., Statutory EBT, etc.), the amount obtained by aggregating the respective amounts of such financial item for all such Persons, without duplication.

          Commitment is defined in Section 2.1.

          Commitment Amount shall mean, on any date, the aggregate amount shown on Schedule 2.1 for all Lenders, as such amount may be reduced pursuant to
Section 2.1.1 or 10.2.

          Commitment Termination Date shall mean the earliest to occur of December 31, 2001 or the date on which any Commitment Termination Event occurs./1/

          Commitment Termination Event shall mean (a) the occurrence of a Default described in Section 10.1.5 or (b) the occurrence and continuance of any other Event of Default and either (i) the Loans are declared to be due and payable pursuant to Section 10.2, or (ii) in the absence of such declaration, the Administrative Agent, acting at the direction of the Required Lenders, gives notice to the Borrower that the Commitments have been terminated.

          Compliance Certificate shall mean a certificate substantially in the form of Exhibit D but with such changes as the Administrative Agent may from time to time request for purposes of monitoring the Borrower's compliance herewith.

          Consolidated Debt shall mean the consolidated Debt of the Borrower and its consolidated Subsidiaries, including without limitation the principal amount of the Loans.

          Contingent Liability shall mean any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by

------------------------
/1/  Five years from Closing.

endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of each of the Insurance Subsidiaries under insurance policies, annuities, or surety contracts issued by it or to which it is a party, reinsurance treaties, certificates or other agreements of each of the Insurance Subsidiaries which are entered into in the ordinary course of business (including security posted by each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Insurance Subsidiary or the Borrower for the purposes of this Agreement. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed or supported thereby.

          Continuation/Conversion Notice shall mean a notice of continuation or conversion duly executed by two Authorized Officers substantially in the form of Exhibit C.

          Contractual Obligation shall mean, relative to any Person, any obligation, commitment or undertaking under any agreement or other instrument to which such Person is a party or by which it or any of its property is bound or subject.

          Controlled Group shall mean the Borrower and any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses as described in sections 414(b) and 414(c), respectively, of the Code or in section 4001 of ERISA.

          Debt shall mean, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued, and bankers' acceptances issued for the account of such Person; (d) all obligations in respect of Capitalized Leases of such

Person; (e) all Hedging Obligations of such Person; (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse; (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person; (i) any Debt of a partnership in which such Person is a general partner; and (j) all Contingent Liabilities of such Person whether or not in connection with the foregoing.

          Default shall mean any Event of Default or any Unmatured Event of Default.

          Default Rate is defined in Section 4.1(c).

          Department is defined in Section 7.2(a).

          Dollar(s) and the sign "$" shall mean lawful money of the United States of America.

          Effective Date shall mean the first date when all of the conditions set forth in Article IX shall have been satisfied.

          Eligible Assignee shall mean any bank, pension fund, mutual fund, investment fund, other financial institution or non-financial Person (other than an insurance company or any Affiliate of an insurance company except those to which the Borrower consents).

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations promulgated thereunder and under the Code, in each case as in effect from time to time. References to sections of ERISA also refer to successor sections.

          Eurodollar Loan(s) shall mean any Loan bearing interest at a rate determined with reference to the Offshore Rate.

          Event of Default shall mean any of the events described in Section
10.1.

          Executive Officer shall mean, as to any Person, the president, the chief financial officer, the chief executive officer, the general counsel, the treasurer or the secretary.

          Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          Fiscal Quarter shall mean any quarter of a Fiscal Year.

          Fiscal Year shall mean any period of twelve consecutive calendar months ending on the last day of December.

          F.R.S. Board shall mean the Board of Governors of the Federal Reserve System (or any successor thereto).

          Funding Percentage shall mean for any Lender, the percentage set forth opposite the name of such Lender in Schedule 2.1.

          Future Interest Expense shall mean at any time the sum of (a) the consolidated projected interest expense on Consolidated Debt. For purposes of this definition, the projected interest expense with respect to any Debt shall be calculated by multiplying the outstanding principal amount of such Debt at the date of calculation by the annualized interest rate then applicable to such principal amount and subtracting therefrom, for each mandatory reduction of such principal that is scheduled to occur within such four Fiscal Quarters, the corresponding portion of such interest.

          GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          Governmental Authority shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Hedging Obligations shall mean, with respect to any Person, the net liability of such Person under interest rate swap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          Included Taxes shall mean all taxes, duties or other similar charges imposed on a Lender including any interest or penalties thereon, except for any taxes, duties or similar charges imposed on the net income of such Lender by the jurisdiction under the laws of which such Lender is constituted, by the jurisdiction in which such Lender booked the Loans made pursuant to this Agreement, or by the jurisdiction in which such Lender's principal office is located, but including taxes, duties or similar charges including any interest or penalties thereon imposed by the United States by means of withholding at the source on payments of principal and interest on the Loans.

          Indemnified Obligations is defined in Section 13.5.

          Indemnified Parties is defined in Section 13.5.

          Insurance Code shall mean, with respect to any Insurance Subsidiary, the Insurance Code of such Insurance Subsidiary's state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

          Insurance Policies shall mean policies purchased from insurance companies by any of the Borrower or its Subsidiaries, for its own account to insure against its own liability and property loss (including, without limitation, casualty, liability and workers' compensation insurance), other than Reinsurance Agreements and Surplus Relief Reinsurance Agreements.

          Insurance Subsidiary shall mean any Life Subsidiary or any P/C Subsidiary.

          Interest Period shall mean, relative to any Eurodollar Loan, the period which begins on (and includes) the date on which such Eurodollar Loan is made or continued as, or converted into, a Eurodollar Loan pursuant to Section
4.5 and, unless the maturity of such a Eurodollar Loan is accelerated, ends on (but excludes) the day which numerically corresponds to such date one, two, three or six months thereafter, as the Borrower may select in its relevant Borrowing Request or Continuation/Conversion Notice; provided, that:

          (a) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day

     (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (c) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would end later than the maturity of the Loans.

          Lease Obligations shall mean, at any date, the rental commitments of any person under leases for real and/or personal property (including taxes, insurance, maintenance and similar expenses which any Person is obligated to pay under the terms of said leases) on such date, whether or not such obligations are reflected as liabilities or commitments on a balance sheet of such Person or in the notes thereto, excluding, however, obligations under Capitalized Leases.

          Lenders is defined in the Preamble.

          License(s) is defined in Section 7.13.

          Lien shall mean, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.

          Life Subsidiary shall mean any Subsidiary of the Borrower that is engaged in the business of providing life insurance and/or annuities, and related services.

          Loan(s) is defined in Section 2.1.

          Loan Documents shall mean this Agreement, the Note, and all other agreements, instruments, certificates, documents, schedules or other written indicia relating to or delivered by the Borrower or any of its Subsidiaries in connection with any of the foregoing.

          Material Adverse Effect shall mean, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

          (a) the assets, business, financial condition, operations or prospects of the Borrower or any Subsidiary; or

          (b) the ability of the Borrower or any Subsidiary to perform any of its payment or other material obligations under any of the Loan Documents.

          Multiemployer Plan shall mean a "multiemployer plan" as defined in section 4001(a)(3) of ERISA, and to which the Borrower or any of the Subsidiaries is making, or is obligated to make, contributions, or has made, or has been obligated to make, contributions.

          NAIC shall mean the National Association of Insurance Commissioners, or any successor thereto.

          Net Worth means the consolidated net worth, calculated in accordance with GAAP, of the Borrower and its consolidated Subsidiaries, excluding unrealized gains and losses as calculated in accordance with FASB 115.

          1995 Annual Statement is defined in Section 7.2(b).

          1996 Quarterly Statement is defined in Section 7.2(b).

          Note is defined in Section 3.1.

          Obligations shall mean all obligations and liabilities of the Borrower and its Subsidiaries to the Administrative Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, recourse or nonrecourse or now or hereafter existing or due or to become due, whether for principal, interest, fees, expenses, lease obligations, claims, indemnities or otherwise, under or in connection with this Agreement or any other Loan Document and including any Hedging Obligations to the Administrative Agent or any of the Lenders.

          Offshore Rate means, for any Interest Period, with respect to Eurodollar Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

     Offshore Rate =                 IBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "IBOR" means the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of Bank of America National Trust and Savings Association' Eurodollar Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 10:00 a.m. (Chicago time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          Ordinary Course Litigation is defined in Section 7.4.

          Participants is defined in Section 12.2.1.

          Participations is defined in Section 12.2.1.

          Payment Date shall mean (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect thereto and, if such Interest Period is in excess of three months, the day three months after the commencement of such Interest Period, and (b) with respect to any Alternate Reference Rate Loan, the last Business Day of each month.

          Payor is defined in Section 11.6.

          PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

          P/C Subsidiary shall mean any Subsidiary of the Borrower that is engaged in the business of providing property and casualty insurance and related services.

          Person shall mean any natural person, corporation, partnership, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          Plan shall mean any "employee pension benefit plan," as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "Multiemployer Plan"), and as to which any entity in the Controlled Group has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          Reference Rate shall mean, at any time, the rate of interest then most recently announced by the Administrative Agent at Chicago, Illinois as its reference rate. (The Reference Rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          Regulatory Change shall mean, relative to any Lender:

          (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

               (i) United States federal or state law or foreign law applicable to such Lender;

               (ii) regulation, interpretation, directive, requirement or request applicable to such Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of any fiscal, monetary or other authority having jurisdiction over such Lender; or

          (b) any change in the application to such Lender of any existing law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

in either case, occurring after the date hereof.

          Reinsurance Agreements shall mean any agreement, contract, treaty, certificate or other arrangement (other than a

Surplus Relief Reinsurance Agreement) whereby any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed by such Insurance Subsidiary under a policy or policies of insurance reinsured by such Insurance Subsidiary.

          Required Lenders shall mean, at any time, Lenders having, in the aggregate, a Voting Percentage of 66-2/3% or more at such time.

          Required Payment is defined in Section 11.6.

          Requirement of Law for any Person shall mean the corporate charter and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          SAP shall mean, as to each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in such Insurance Subsidiary's state of domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as such Insurance Subsidiary.

          Statutory Carrying Value shall mean, as to any investment of any Insurance Subsidiary, the value of such investment as determined in accordance with SAP consistently applied.

          Statutory EBT shall mean, as of any date, with respect to (a) any Life Subsidiary, the amount reported on page 4, line 29, column 1 of its Annual Statement, and (b) any P/C Subsidiary, the amount reported on page 4, line 14B, column 1 of its Annual Statement; or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

          Statutory EBT to Future Interest Expense Ratio is defined in Section 8.2.3.

          Statutory Financial Statements is defined in Section 7.2.

          Statutory Liabilities shall mean, as to any Person, as of any date, with respect to (a) any Life Subsidiary, the amount reported on page 3, line 28, column 1 of its Annual Statement, and (b) any P/C Subsidiary, the amount reported on page 3, line 21, column 1 of its Annual Statement; or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

          Subsidiary shall mean a corporation of which the indicated Person and/or its other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares as have at the time of any determination hereunder more than 50% of the ordinary voting power. Unless otherwise specified, "Subsidiary" shall mean a Subsidiary of the Borrower.

          Surplus Relief Reinsurance Agreements shall mean any agreement whereby any Insurance Subsidiary assumes or cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement and (a) with respect to any P/C Subsidiary, which is entered into solely for the purpose of affecting the income statement of such P/C Subsidiary as the same may be amended from time to time, and (b) with respect to any Life Subsidiary, as determined in the Fourth Edition of the AICPA Audit Guide for Stock Life Insurance Companies on pp. 91-92 thereof as the same may be amended from time to time.

          Types of Loan -- see Section 2.2. The Types of Loans under this Agreement are as follows: Alternate Reference Rate Loans and Eurodollar Loans.

          Unmatured Event of Default shall mean any condition or event, which, after notice or lapse of time or both, would constitute an Event of Default.

          Voting Percentage shall mean at any time, with respect to any Lender, the percentage calculated by dividing the aggregate principal amount of such Lender's Loans by the aggregate principal amount of all Lenders' Loans then outstanding or, if no Loans are outstanding, the Funding Percentage.

          Welfare Plan shall mean any "employee welfare benefit plan" as such term is defined in ERISA, as to which the Borrower has any liability.

          SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Schedules hereto, the Loan Documents, the Exhibits and any other communications delivered from time to time in connection with this Agreement.

          SECTION 1.3 Cross References; Headings. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or in any of the Loan Documents shall refer to this Agreement or such Loan Document as a whole and not to any particular provision of this Agreement or such Loan Document. Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement and the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provision hereof or thereof.

          SECTION 1.4 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Loan Documents or any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP or SAP, as the context may require. When used in this Agreement, the term "financial statements" shall include the notes and schedules thereto. In addition, when used herein, the terms "best knowledge of" or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an Executive Officer or general partner of such Person) or which should have been known by such Person after reasonable inquiry.

                                  ARTICLE II

                        AMOUNT AND TERMS OF COMMITMENT

          SECTION 2.1 Revolving Loan Commitment. Upon and subject to the terms and conditions hereof, each of the Lenders severally and for itself agrees to make revolving loans (collectively called the "Loans" and individually called a "Loan") from time to time on any Business Day occurring prior to the Commitment Termination Date, in such Lender's Funding Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such date; provided, that
(i) the aggregate unpaid principal amount of all Loans from any single Lender shall not exceed the amount set forth opposite the name of such Lender on
Schedule 2.1 and (ii) the aggregate unpaid principal amount of all Loans from all Lenders outstanding at any time shall not exceed the Commitment Amount. The Commitment of each Lender to make the Loans pursuant to this Section 2.1 is herein referred to as its "Commitment."

          2.1.1 Voluntary Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the unused amount of the Commitment Amount in whole or in part; provided, however, that (i) each such voluntary reduction shall require at least two (2) Business Days' prior written notice to the Administrative Agent and shall be permanent, and (ii) each such voluntary reduction shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000 (or, if less, the entire unused amount of the Commitment Amount).

          SECTION 2.2 Types of Loans. The Loans shall be denominated as Alternate Reference Rate Loans or Eurodollar Loans (each being herein called a "Type" of Loan), as the Borrower shall specify in the related Borrowing Request pursuant to Section 2.3 or Continuation/Conversion Notice pursuant to Section
4.5. Alternate Reference Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (a) in the case of Eurodollar Loans, not more than three (3) different Interest Periods shall be outstanding at any one time for all such Loans, and (b) the Borrower shall specify Types of Loans and Interest Periods such that no payment or prepayment of any principal on any Eurodollar Loan shall result in an interruption of any Interest Period. In the absence of instructions to the contrary in any Borrowing Request and in the absence of the delivery of any Continuation/Conversion Notice, the Borrower shall be deemed to have requested that any affected Loan be made or converted to an Alternate Reference Rate Loan.

          SECTION 2.3 Borrowing Request. By delivering to the Agent a Borrowing Request at or before 9:00 a.m., Chicago time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than two (2) Business Days' notice, that a Borrowing be made in an amount equal to all or any portion of the unused Commitment Amount (i.e., the Commitment Amount minus the aggregate amount of all outstanding Loans).

          SECTION 2.4 Funding of Borrowing. On each Borrowing Date, each Lender shall deposit with the Administrative Agent same day funds, at or before 10:00 a.m., Chicago time, in an amount equal to its Funding Percentage of the requested Borrowing. Such deposit shall be made to such account as the Administrative Agent shall specify. After timely receipt of such funds, the Administrative Agent shall, at or before 1:00 p.m., Chicago time, on the Borrowing Date, make such funds available to the Borrower by wire transfer in same day funds to such accounts of the Borrower as the Borrower shall have specified in writing. No Lender's obligation to make any portion of the Loans shall be affected by any other Lender's failure to make any portion of the Loans.

                                  ARTICLE III

                     NOTE; RECORDKEEPING, PAYMENTS; SETOFF

          SECTION 3.1 Note. The Loans shall be evidenced by a promissory note (herein, as from time to time supplemented, extended, amended, modified or replaced, called the "Note") substantially in the form set forth in Exhibit B, with appropriate insertions, dated the date hereof, payable to the order of the Administrative Agent for the benefit of the Lenders in the maximum principal amount of the Loans.

          SECTION 3.2 Recordkeeping. The Administrative Agent shall record in its records, or at its option on the schedule attached to the Note, the principal amount of the Loans, the date such Loans were made, the amount of the Loans which are Alternate Reference Rate and Eurodollar Loans, each repayment thereof and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure so to record any such information or any error in such recording of any information shall not, however, limit or otherwise affect the actual obligations of the Borrower hereunder or under the Note to repay the principal amount of the Loans together with all interest accruing thereon.

          SECTION 3.3 Payment of the Loans.

          3.3.1 Required Payments.

          (a) If at any time the aggregate outstanding principal amount of the Loans shall exceed the Commitment Amount in effect at such time, the Borrower shall make a principal repayment of the Loans in an amount equal to such excess.

          (b) The Borrower shall, immediately upon any acceleration of the maturity date of the Loans pursuant to Section 11.2, repay the Loans.

          3.3.2 Voluntary Payments. The Borrower may, from time to time on any Business Day, make a voluntary payment, in whole or in part, of the outstanding principal amount of any Loans, subject to Section 3.3.3.

          3.3.3 Conditions Applicable to all Payments.

          (a) Each payment of a portion of the Loans shall be made pro rata among Loans of the same Type and, if applicable, having the same Interest Period of all Lenders.

          (b) No payment of any Eurodollar Loan may be made on any day other than the last day of the Interest Period for such Loan.

          (c) All voluntary payments shall require at least three but no more than five Business Days' prior written notice to the Administrative Agent.

          (d) All voluntary partial payments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000.

          (e) All payments of principal of the Loans (in whole or in part) shall be accompanied by the payment of interest accrued on the principal amount being prepaid.

          SECTION 3.4 Making of Payments. All payments of principal of, or interest on, the Note and of all fees and other Obligations to be made by the Borrower pursuant to this Agreement shall be made by the Borrower to the Administrative Agent for the Administrative Agent's account or for the benefit of the Lenders, as applicable, in immediately available Dollars. All such payments shall be deposited to the Borrower's Account No. 74-50915 at Bank of America Illinois (or such other account as the Administrative Agent may from time to time specify), not later than 10:00 am., Chicago time, on the date due. The Administrative Agent shall have the authority to debit such account for the amount of any payments due in order to effect each such payment. Funds received after 11:30 a.m., Chicago time, shall be deemed to have been received by the Administrative Agent on the next following Business Day (unless such failure to receive funds in a timely fashion is due to the Administrative Agent's failure to debit the Borrower's account).

          SECTION 3.5 Due Date Extension. If any payment of principal or interest with respect to the Loans falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

          SECTION 3.6 Set-off. The Borrower agrees that each of the Lenders, the Administrative Agent and any Participant shall have all rights of set-off provided by applicable law, and in addition thereto, the Borrower agrees that at any time (a) any payment or amount owing by the Borrower under or in connection with this Agreement or the Loan Documents is then due or (b) any Unmatured Event of Default pursuant to Section 10.1.5 or Event of Default exists, each Lender, the Administrative Agent or any Participant may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with such Lender, the Administrative Agent or any Participant; provided, that, any proceeds or recoveries obtained by any such Lender, the Administrative Agent or any Participant from any such appropriation and application in excess of such entity's pro rata share of such payments or amounts shall be shared with the other Lenders, the Administrative Agent and the participants on a pro rata basis; provided, further however, no such set-off shall be undertaken by any Lender or Participant domiciled in or with respect to property located in California without the written consent of the Administrative Agent.


                                  ARTICLE IV

                    INTEREST; CONVERSION; EURODOLLAR LOANS

          SECTION 4.1 Interest Rates. The Borrower shall pay interest on the unpaid principal amount of the Loans for the period commencing on the date of each such Loan until such Loan is paid in full, at the rates per annum specified below:

          (a) On the outstanding principal amount of the Loans maintained from time to time as Alternate Reference Rate Loans, interest shall accrue at the Alternate Reference Rate from time to time in effect; and

          (b) On the outstanding principal amount of each Loan maintained from time to time as a Eurodollar Loan, interest shall accrue at a rate per annum equal to the Offshore Rate from time to time in effect for the related Interest Period plus the Applicable Eurodollar Interest Rate Margin in effect from time to time; and

          (c) Notwithstanding the foregoing, (i) any amount past due shall bear interest at a rate per annum (the "Default Rate") equal to the Alternate Reference Rate from time to time in effect (but not less than the Alternate Reference Rate as in effect at such occurrence date) plus 3.5% per annum, and (ii) upon the occurrence and during the continuation of any Event of Default, and after notice by the Administrative Agent to the Borrower of the Required Lenders' intent to apply the Default Rate of interest the outstanding principal amount of the Loans and any other monetary Obligations shall bear interest at the Default Rate.

          SECTION 4.2 Interest Payment Dates. Accrued interest on the Loans shall be paid on each Payment Date, commencing with the first such date following the Effective Date. After maturity, accrued interest on the Loans shall be payable on demand.

          SECTION 4.3 Setting of Rates. Interest rates hereunder shall be calculated from time to time by the Administrative Agent and each such calculation of an interest rate shall be conclusive and binding on the Borrower in the absence of manifest error. Any change in the Applicable Eurodollar Rate Margin resulting from a change in the Borrower's public ratings shall be effective on the date such public rating change is announced.

          SECTION 4.4 Computation of Interest and Fees. Interest on Eurodollar Loans and fees shall be computed on the basis of actual days elapsed and a year consisting of 360 days. Interest on Reference Rate Loans shall be computed on the basis of actual days elapsed and a year consisting of 365 or 366 days, as applicable.

          SECTION 4.5 Continuation and Conversion Elections. At the election of the Borrower pursuant to a Continuation/Conversion Notice delivered to the Administrative Agent at or before 10:00 a.m., Chicago time, the Borrower may elect, from time to time on not less than three (3) Business Days' notice:

          (a) that all, or any portion, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, of the Loans be converted from Alternate Reference Rate Loans into Eurodollar Loans; and

          (b) on the expiration of the Interest Period applicable to any Eurodollar Loans, that all, or any portion, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, of such Loans be continued as Eurodollar Loans or converted into Alternate Reference Rate Loans;

provided, however, that:

               (i) no portion of the outstanding principal amount of any Loan may be continued as, or be converted into, a Eurodollar Loan when any Default has occurred and is continuing; and

               (ii) no portion of the outstanding principal amount of any Loan may be made or continued as, or be converted into, a Eurodollar Loan if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any mandatory payment of such Loan unless a sufficient principal amount of the Loans is being maintained as Alternate Reference Rate Loans or as Eurodollar Loans having Interest Periods ending on or prior to the date of any such mandatory prepayment to permit such repayment to be applied in full to Alternate Reference Rate Loans.

          SECTION 4.6 Funding. In the event the Borrower elects to obtain any portion of the Loans as Eurodollar Loans, or elects to convert any portion of the principal amount of any Alternate Reference Rate Loan into a Eurodollar Loan, each Lender may, if it so elects, fulfill its obligation to make or continue any portion of the principal amount of the Loans as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan in accordance with any election made by the Borrower by causing a foreign branch or Affiliate of such Lender or an international banking facility created by such Lender to make such Eurodollar Loan; provided, however, that in such event such Eurodollar Loan shall be deemed to have been made by such Lender for the purpose of all provisions of this Agreement, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Eurodollar Loan, for the account of such foreign branch, Affiliate or international banking facility.

          SECTION 4.7 Eurodollar Rate Lending Unlawful. If as the result of any Regulatory Change, any Lender shall determine (which determination shall be conclusive and binding on the Borrower) that it is unlawful for such Lender to make, continue, or maintain any Loan as, or to convert any Loan into, a Eurodollar Loan, the obligations of all Lenders to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any Loan into, a Eurodollar Loan shall be, upon such determination (and telephonic notice thereof, confirmed in writing, to the Administrative Agent and the Borrower), forthwith suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Loans shall automatically convert into Alternate Reference Rate Loans; provided, however, that each Lender shall take any reasonable actions available to it (including the designation of its lending office) consistent with legal and regulatory restrictions that will avoid the need for such suspension and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to the Lender.

          SECTION 4.8 Eurodollar Deposits Unavailable. If prior to the date on which all or any portion of the principal amount of any Loan is to be made or continued as, or be converted into, a Eurodollar Loan, the Administrative Agent shall have determined (and telephonic notice thereof, confirmed in writing, shall have been given to the Borrower and the Lenders) that:

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent or any Lender in the interbank eurodollar market; or

          (b) by reason of circumstances affecting the interbank eurodollar market in Dollars, adequate means do not exist for ascertaining the interest rate applicable hereunder to such Eurodollar Loan;

then, the obligations of all Lenders to make or continue any portion of the principal amount of any Loan as, or to convert any portion of any Loan into, Eurodollar Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that each Lender shall take any reasonable actions available to it (including the designation of its lending office) consistent with legal and regulatory restrictions that will avoid the need for such suspension and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to the Lender.

                                   ARTICLE V

                                     FEES

          SECTION 5.1 Payment of Fees. The Borrower agrees to pay the fees set forth in this Article V. Where such fees are paid to the Administrative Agent for the benefit of the Lenders, the Administrative Agent shall, upon receipt of any such fees, promptly transmit to each Lender such Lender's ratable portion of such fees.

          SECTION 5.2 Non-Use Fee. The Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee for the period commencing on the Effective Date and ending on the Commitment Termination Date, equal to the Applicable Non-Use Fee Rate in effect from time to time in each case applied to the daily average unused portion of the Commitment Amount from time to time. Accrued non-use fees shall be payable in arrears on the last day of each Fiscal Quarter of Borrower and on the Commitment Termination Date.

          SECTION 5.3 Compensation of Administrative Agent. The Borrower shall pay to the Administrative Agent such fees and other amounts as each shall agree to in writing with the Borrower from time to time.

                                  ARTICLE VI

                 INCREASED COSTS AND OTHER SPECIAL PROVISIONS

          SECTION 6.1 Increased Costs. If, after the date hereof, any Regulatory Change, or compliance by the Administrative Agent or any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority, shall subject the Administrative Agent or any Lender to any Included Tax or capital adequacy requirement with respect to, or shall otherwise increase the effective cost of the Loans or such Lender's obligation to make, issue or maintain the Loans (except for taxes, duties or similar charges including any interest or penalties thereon which do not constitute Included Taxes), or shall impose on a Lender any other condition, except with respect to taxes, duties or similar charges including any interest or penalties thereon which do not constitute Included Taxes, affecting the Loan, or such Lender's obligation to make the Loans and the result of any of the foregoing is to increase the cost to any Lender of making, issuing or maintaining the Loans, or to reduce the amount of, or any rate of return on, any sum received or receivable by such Lender under this Agreement or under the Note with respect thereto, then upon written notice of such occurrence to the Borrower by such Lender (which notice shall contain a statement setting forth a description of such occurrence and shall be signed by an authorized officer of such Lender), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction; provided, however, that each Lender shall take any reasonable actions available to it (including the designation of a different lending office) consistent with legal and regulatory restrictions that will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender.

          SECTION 6.2 Payment for Credits. If the Borrower is required pursuant to Section 6.1 to pay and pays a Lender for any increased costs or any reduction of any rate of return, and if such Lender, in good faith, determines that it has received or been granted a credit against or relief or remission for or repayment of any tax paid or payable by it, it shall, to the extent that it could do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in good faith, have determined to be attributable to such payment by the Borrower.

          SECTION 6.3 Certificate Requirements. Each Lender that is not an entity organized under the laws of the United States shall deliver to the Borrower (with a copy to the

Administrative Agent) an accurate and complete original signed copy of an Internal Revenue Service Form 1001 or 4224 properly claiming complete exemption from withholding, within thirty days of the signing of this Agreement, and shall promptly deliver such additional or supplemental forms thereafter as may be required in order to maintain the effectiveness and accuracy of such forms. In addition, each Lender shall deliver to the Borrower such other forms or documentation as the Borrower may reasonably request in order to comply with the United States tax laws.

          SECTION 6.4 General Funding Losses. The Borrower hereby agrees that upon demand by the Administrative Agent (which demand shall be accompanied by a statement signed by an authorized officer of the Administrative Agent setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Lender against any loss or expense which each Lender may sustain or incur as reasonably determined by such Lender in accordance with the provisions of this Section 6.4, as a result of any failure of the Borrower to borrow, continue, convert or repay any Loan on a date specified therefor in a notice (whether written or oral) of borrowing continuation, conversion or repayment pursuant to this Agreement. For the purposes of this Section 6.4 such loss or expense for each Lender shall include an amount equal to the excess, if any, of (a) its cost of obtaining in the interbank eurodollar market the funds for the Loans being repaid or not borrowed for the period from the date of such prepayment or failure to borrow to the last day of the then current Interest Period for such Loans (or, in the case of a failure to borrow, the Interest Period for such Loans that would have commenced on the date of such failure) over (b) the amount of interest that such Lender would have earned had it invested the entire amount of funds so prepaid or the entire amount of funds acquired to effect, fund or maintain the Loans not borrowed, at the Federal Funds Rate. For this purpose, all notices to a Lender or the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

          SECTION 6.5 Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or its portion of the Loans in any manner it sees fit; provided, however, that each Lender shall take any reasonable actions available to it (including the designation of its lending office) consistent with legal and regulatory restrictions that will avoid increased cost to the Borrower and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to the Lender.

          SECTION 6.6 Conclusiveness of Statements: Survival of Provisions. In making the determinations contemplated by this Article VI, the Administrative Agent or the Lenders may make such reasonable estimates, assumptions, allocations and the like that the Administrative Agent or the Lenders in good faith determine to be appropriate. Upon making any determination pursuant to this Article VI, the Administrative Agent shall provide the Borrower with a certificate signed by an authorized officer of the Administrative Agent setting forth any estimates, assumptions, allocations or other similar calculations made by the Administrative Agent in connection with such determination. Subject to the foregoing, determinations and statements of the Administrative Agent and the Lenders pursuant to this Article VI and any certificates delivered in connection therewith shall be conclusive absent manifest error. The provisions of this Article VI shall survive termination of this Agreement.


                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to each Lender that:

          SECTION 7.1 Due Organization, Authorization, etc. Each of the Borrower and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is duly qualified to do business and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, which jurisdictions are set forth with respect to the Borrower and each Subsidiary on Schedule 7.1, (c) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (d) has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the transactions contemplated by this Agreement) as to each of the foregoing except where the failure to do so would not have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole. The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required). Each of the Borrower and its Subsidiaries has received all material governmental and other consents and approvals (if any shall be required) necessary for such execution, delivery and performance, and such execution, delivery and performance do not and will not contravene or conflict with, or create a Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon the Borrower or such Subsidiaries. This Agreement and each of the Loan Documents is (or when executed and delivered will be) the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms; provided that the Borrower assumes for purposes of this Section 7.1 that this Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than the Borrower.

          SECTION 7.2 Statutory Financial Statements. (a) The Annual Statement of each of the Insurance Subsidiaries (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and Statutory Liabilities) as filed with the appropriate Governmental Authority of its state of domicile (the "Department") and delivered to each Lender prior to the execution and delivery of this Agreement, as of and for the 1991, 1992, 1993, 1994 and 1995 Fiscal Years, and as of and for the Fiscal Quarters ended March 31, June 30 and September 30, 1996 (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP applied on a consistent basis (except as noted therein). Each such Statutory Financial Statement was in material compliance with applicable law when filed. The Statutory Financial Statements fairly present the financial position, the results of operations, changes in equity and changes in financial position of each such Insurance Subsidiary as of and for the respective dates and periods indicated therein in accordance with SAP applied on a consistent basis, except as set forth in the notes thereto or on Schedule 7.2(a). Except for liabilities and obligations, including, without limitation, reserves, policy and contract claims and Statutory Liabilities (all of which have been computed in accordance with SAP), disclosed or provided for in the Statutory Financial Statements, the Insurance Subsidiaries did not have, as of the respective dates of each of such financial statements, any material liabilities or obligations (whether absolute or contingent and whether due or to become due) which, in conformity with SAP, applied on a consistent basis, would have been required to be or should be disclosed or provided for in such financial statements. All books of account of each of the Insurance Subsidiaries fully and fairly disclose all of the transactions, properties, assets, investments, liabilities and obligations of such Insurance Subsidiary and all of such books of account are in the possession of each such Insurance Subsidiary and are true, correct and complete in all material respects.

          (b) The investments of Insurance Subsidiaries reflected in the Annual Statements filed with the respective Departments with respect to the 1995 Fiscal Year (the "1995 Annual Statement") and the March 31, June 30 and September 30, 1996 Quarterly Statements (collectively, the "1996 Quarterly Statements") comply in all material respects with all applicable requirements of the Department with respect to each such Insurance Subsidiary as well as those of any other applicable jurisdiction relating to investments in respect of which it may invest its funds.

          (c) The provisions made by each Insurance Subsidiary in its 1995 Annual Statement and in its 1996 Quarterly Statements for reserves, policy and contract claims and Statutory Liabilities are in compliance in all material respects with the requirements of the applicable Department as well as those of any other applicable jurisdiction, and have been computed in accordance with SAP.

          (d) Marketable securities and short term investments reflected in the 1995 Annual Statement and in the 1996 Quarterly Statements of each Insurance Subsidiary are valued at cost, amortized cost or market value, as required by applicable law.

          (e) Except as set forth on Schedule 7.2(e), there has been no material adverse change in the business, assets, operations or financial condition of the Borrower or any Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole since September 30, 1996.

          SECTION 7.3 GAAP Financial Statements. (a) The Borrower has furnished to the Administrative Agent and each of the Lenders (i) a copy of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries, and the balance sheet of the Borrower on an unconsolidated basis as of the close of such Fiscal Quarter and the related consolidated statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such a Fiscal Quarter and (ii) a copy of the unaudited consolidated statement of Income of the Borrower and its Subsidiaries, and the statement of income of the Borrower on an unconsolidated basis, for such Fiscal Quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosures are abbreviated) which financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) consolidated or unconsolidated, as the case may be results of operations and cash flows of the Borrower as of the end of such Fiscal Quarter and the period then ended.

          (b) With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of operations, of shareholders' equity and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to each Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

          SECTION 7.4 Litigation and Contingent Liabilities. (a) Except as set forth (including estimates of the dollar amounts involved) in Schedule 7.4 hereto and (b) except for claims which are covered by Insurance Policies, coverage for which has not been denied in writing, or which relate to insurance policies or surety contracts issued by the Borrower or to which it is a party, reinsurance treaties, reinsurance certificates, or any other such agreements entered into by the Borrower in the ordinary course of business (referred to herein as "Ordinary Course Litigation"), no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or threatened against the Borrower or any of its Subsidiaries (i) which would, if adversely determined, have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole or (ii) which relates to any of the transactions contemplated hereby, and there is no basis known to the Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings, the Borrower has no material Contingent Liabilities not provided for or referred to in the financial statements delivered pursuant to Section 7.3.

          SECTION 7.5 Investment Company Act. Other than Horace Mann Investors, Inc., neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 7.6 Regulations G, T, U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Borrower, any of its Subsidiaries or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Note, the making or existence of the Loans or the use of proceeds of the Loans to violate Regulations G, T, U or X of the F.R.S. Board.

          SECTION 7.7 Proceeds. The proceeds of the Loans will be used (a) to repay existing Debt of the Borrower and (b) for other general corporate purposes. None of such proceeds will be used in violation of applicable law, and none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock as defined in Regulation U of the F.R.S. Board.

          SECTION 7.8 Insurance. The Borrower and its Subsidiaries maintain Insurance Policies to such extent and against such hazards and liabilities as is required by law or customarily maintained by prudent companies similarly situated.

          SECTION 7.9 Accuracy of Information. All factual written information furnished heretofore or contemporaneously herewith by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement or any of the transactions contemplated hereby, as supplemented to the date hereof, is and all other such factual written information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

          SECTION 7.10 Subsidiaries. Schedule 7.10 contains a complete list of the Borrower's Subsidiaries.

          SECTION 7.11 Insurance Licenses. Except as set forth on Schedule 7.11, to the best of the Borrower's knowledge, no license (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses") is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by any state insurance department.

          SECTION 7.12 Taxes. The Borrower and each of its Subsidiaries has filed all material tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all material taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are disclosed on

Schedule 7.12 and are being contested in good faith by appropriate proceedings and with respect to which reserves have been established, and are being maintained, in accordance with GAAP. Except as set forth in Schedule 7.12, there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any such Subsidiary's tax liability, for any period for which returns have been filed or were due. As used in this Section 7.12, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

          SECTION 7.13 Compliance with Laws. Neither the Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole and, to the best of the Borrower's knowledge, no such violation has been alleged and each of the Borrower and its Subsidiaries (a) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole; and the information contained in each of such filings is true, correct and complete in all material respects and (b) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole.


                                  ARTICLE VIII

                                   COVENANTS

          Until the Loans and all other Obligations are paid in full, and until the Commitment Termination Date, the Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

          SECTION 8.1  Affirmative Covenants.

          8.1.1 Reports, Certificates and Other Information. Furnish or cause to be furnished to the Administrative Agent and the Lenders:

          (a)  GAAP Financial Statements:

               (i) Within 53 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (A) a copy of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries, and the balance sheet of the Borrower on an unconsolidated basis, as of the close of such quarter and the related consolidated statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, and (B) a copy of the unaudited consolidated statement of income of the Borrower and its Subsidiaries, and the statement of income of the Borrower on an unconsolidated basis, for such Fiscal Quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and accompanied by the certification of the chief executive officer, chief financial officer or treasurer of the Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the consolidated, or unconsolidated, as the case may be, results of operations and cash flows of the Borrower as at the end of such Fiscal Quarter and for the period then ended.

               (ii) Within 98 days after the close of each Fiscal Year, a copy of the annual audited consolidated financial statements of the Borrower and its Subsidiaries, consisting of consolidated balance sheets and consolidated statements of income and retained earnings and cash flows, setting forth in comparative form in each case the consolidated figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without material qualification by the independent certified public accountants regularly retained by the Borrower, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders that all such financial statements are complete and correct and present fairly in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries as at the end of such year and for the period then ended.

          (b) Tax Returns. If requested by the Administrative Agent, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by the Borrower or any of its Subsidiaries.

          (c)  SAP Financial Statements:

               (i) Within 8 days after the applicable regulatory filing date for each of its Fiscal Quarters, but in any event within 53 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary a copy of the Quarterly Statement of such Insurance Subsidiary for such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of each Insurance Subsidiary that all such financial statements are complete and correct and present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the periods then ended.

               (ii) Within 5 days after the applicable regulatory filing date for each of its Fiscal Years, but in any event within 65 days after the end of each Fiscal Year of each Insurance Subsidiary a copy of the Annual Statement of each Insurance Subsidiary for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of each Insurance Subsidiary that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended.

               (iii) Within 8 days after the applicable regulatory filing date for each of its Fiscal Years, but in any event within 98 days after the close of each Fiscal Year of each Insurance Subsidiary a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" which is provided to the applicable Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary. Such opinion shall be in the format prescribed by the applicable Insurance Code.

          (d) Notice of Default, etc. Immediately after an Executive Officer of the Borrower knows or has reason to know of the existence of any Default, or any development or other information which would have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole, telephonic notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two (2) Business Days.

          (e) Other Information. The following certificates and other information related to the Borrower:

               (i) Promptly after completion of each such item but in no event later than the first day of April of each Fiscal Year of the Borrower, a copy of the Borrower's (A) operating budget, (B) new business plans, if any, and (C) estimated quarterly Statutory EBT of the Insurance Subsidiaries for such Fiscal Year which, in the case of each of clause
          (A) and (B), are in the form approved by the Board of Directors of the Borrower.

               (ii) Within five (5) Business Days of receipt, a copy of any financial examination reports by a Governmental Authority with respect to the Insurance Subsidiaries relating to the insurance business of the Insurance Subsidiaries (when, and if, prepared); provided, the Borrower shall only be required to deliver any interim report hereunder at such time as Borrower has knowledge that a final report will not be issued and delivered to the Administrative Agent within 90 days of any such interim report.

               (iii) Copies of all Insurance Holding Company System Act filings with Governmental Authorities by the Borrower or any Subsidiary not later than five (5) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Borrower or such Subsidiary and its Affiliates.

               (iv) Within five (5) Business Days of such notice, notice of actual suspension, termination or revocation of any material License of the Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying the Borrower of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Borrower to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower to conduct its business.

               (v) Within five (5) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of the Borrower, including any agent or managing general agent thereof.

               (vi) Promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

               (vii) Promptly, notice of any actual or, to the best of the Borrower's knowledge, proposed material changes in the Insurance Code governing the investment or dividend practices of any Insurance Subsidiary.

          (f) Compliance Certificates. Concurrently with the later to occur of delivery to the Administrative Agent of the GAAP financial statements and delivery to the Administrative Agent of the SAP financial statements under Sections 8.1.1(a) and 8.1.1(c), for each Fiscal Quarter and Fiscal Year of the Borrower, and at any other time no later than thirty (30) Business Days following a written request of the Administrative Agent, a duly completed Compliance Certificate, signed by the chief financial officer or treasurer of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Sections 8.2.1 through 8.2.3, and to the effect that, to the best of such officer's knowledge, as of such date no Default has occurred and is continuing.

          (g) Reports to SEC and to Shareholders. Promptly upon the filing or making thereof (i) copies of each filing and report made by the Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and (ii) of each communication from the Borrower to shareholders generally; provided that only those items described in clauses (i) and (ii) of this Section 8.1.1(g) which are material to the interest of the Lenders hereunder shall be provided to the Administrative Agent and the Lenders hereunder.

          (h) Notice of Litigation, License and ERISA Matters. Upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto: (i) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding (including any Internal Revenue Service or Department of Labor proceeding with respect to any Plan or Welfare Plan) which could, if adversely determined, be reasonably expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole and which is not Ordinary Course Litigation, (ii) the failure of any Person in the Controlled Group to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under section 302(f)(1) of ERISA, (iii) the institution of any steps by any entity in the Controlled Group to withdraw from, or the institution of any steps by the Borrower or any other Person to terminate under a distress termination, any Plan or the taking of any action with respect to a Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability (other than a liability for contributions or premiums), fine or penalty, (iv) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Loan Document or (v) any event which could be reasonably expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole.

          (i) Other Information. From time to time such other information concerning the Borrower or any Subsidiary as the Administrative Agent may reasonably request.

          8.1.2 Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of the Borrower, (b) be, and ensure that each Subsidiary of the Borrower is, duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, and (c) do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's corporate existence.

          8.1.3 Books, Records and Inspections. (a) Maintain, and cause each of its Subsidiaries to maintain, materially complete and accurate books and records, (b) permit, and cause each of its Subsidiaries to permit, access at reasonable times by the Administrative Agent to its books and records,
     (c) permit, and cause each of its Subsidiaries to permit, the Administrative Agent or its designated representative to inspect at reasonable times its properties and operations, and (d) permit, and cause each of its Subsidiaries to permit, the Administrative Agent to discuss its business, operations and financial condition with its officers.

          8.1.4 Insurance. Maintain, and cause each of its Subsidiaries to maintain, Insurance Policies to such extent and against such hazards and liabilities as is required by law or customarily maintained by prudent companies similarly situated.

          8.1.5 Taxes and Liabilities. Pay, and cause each of its Subsidiaries to pay, when due all material taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP if and so long as such contest could not reasonably be expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole.

          8.1.6 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, (a) with all federal, state and local laws, rules and regulations related to its businesses (including, without limitation, the establishment of all insurance reserves required to be established under SAP and applicable laws restricting the investments of the Borrower), and (b) with all Contractual Obligations binding upon such entity, except where failure so to comply would not in the aggregate have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole.

          8.1.7 Conduct of Business. Engage on a consolidated basis with its Subsidiaries primarily in the same business in which the Borrower and its Subsidiaries are engaged on the date hereof.

          SECTION 8.2  Negative Covenants.  From and after the Effective Date.

          8.2.1 Consolidated Debt to Total Capitalization. Not permit the principal amount of Consolidated Debt to exceed forty percent (40%) of the sum of Net Worth plus Consolidated Debt plus warrants of the Borrower subject to redemption as reflected in the balance sheets delivered pursuant to Section 8.1.1(a).

          8.2.2 Risk Based Capital. Not permit (a) the adjusted surplus (as defined by the applicable Department's risk based capital guidelines) of each of Horace Mann Life Insurance Company, Horace Mann Insurance Company and Teachers Insurance Company to be less than 150% of such Insurance Subsidiary's respective Company Action Level (as defined by the applicable Department's risk based capital guidelines) as of the end of each Fiscal Year and (b) the adjusted surplus (as defined by the applicable Department's risk based capital guidelines) of any other Insurance Subsidiary to be less than 125% of such Insurance Subsidiary's Company Action Level (as defined by the applicable Department's risk based capital guidelines) as of the end of each Fiscal Year.

          8.2.3 Statutory EBT to Future Interest Expense Ratio. Not permit the Statutory EBT to Future Interest Expense Ratio at any time to be less than
     3.0. "Statutory EBT to Future Interest Expense Ratio" at any time shall mean the amount obtained by dividing (x) the Combined Statutory EBT of the Insurance Subsidiaries for the four Fiscal Quarters then most recently ended by (y) the aggregate Future Interest Expense of the Borrower and its Subsidiaries for the next four Fiscal Quarters.

          8.2.4 Mergers, Consolidations and Sales. Not, and not permit any of its Subsidiaries to, (a) merge or consolidate, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, other than
     (i) the acquisition by Borrower of all or a portion of the capital stock of Horace Mann Life Insurance Company from Allegiance Life Insurance Company,
     (ii) mergers or acquisitions where the corporate existence of the Borrower is not affected by such merger or acquisition and, subsequent to such merger or acquisition, the Borrower is in compliance with all the provisions of this Agreement and no Default shall exist, or (b) sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any receivables, other than any sale, transfer, conveyance or lease in the ordinary course of business.

          8.2.5 Regulations G, T, U and X. Not, and not permit any of its Subsidiaries to, use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying margin stock, as defined in Regulation U of the F.R.S. Board.

          8.2.6 Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance of obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

          8.2.7 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction or contract with any of its Affiliates unless such arrangement, transaction or contract is in the ordinary course of business, reasonably intended to satisfy the reasonable business requirements of the Borrower or such Subsidiary, and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar arrangement, transaction or contract with a Person or entity not an Affiliate; provided that transactions between the Borrower and any wholly-owned Subsidiary of the Borrower or between any wholly-owned Subsidiaries of the Borrower shall be excluded from the restrictions set forth in this Section 8.2.7.

          8.2.8 Liens. Not, and not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following: (a) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) Liens arising in the ordinary course of business or by operation of law for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services, (c) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (e) mechanics', workers', materialmen's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, and (f) other Liens securing Debt which Debt does not in the aggregate exceed $10,000,000; provided, however, that, no Lien shall be permitted to exist on the shares of stock of any of its Subsidiaries.

                                   ARTICLE IX

                                   CONDITIONS

          SECTION 9.1 Conditions to Occurrence of the Effective Date. The occurrence of the Effective Date shall be subject to receipt by the Administrative Agent of all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Administrative Agent), each in form and substance satisfactory to the Administrative Agent (with sufficient copies for each Lender):

          9.1.1 This Agreement and Certain Related Documents. This Agreement, the Note and such other Loan Documents as are required to be delivered by the terms of this Agreement.

          9.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement or the other Loan Documents.

          9.1.3 Incumbency and Signatures. A certificate of an Authorized Officer certifying the names of the individual or individuals authorized to sign this Agreement and the other Loan Documents, together with a sample of the true signature of each such individual. (The Lenders may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein.)

          9.1.4 Opinion of Counsel. The opinion of the general counsel of the Borrower, addressed to the Administrative Agent and the Lenders, in the form of Exhibit E.

          9.1.5 Charter and By-Laws of the Borrower. Copies of the corporate charter and by-laws of the Borrower certified by the Secretary of the Borrower.

          9.1.6 Insurance Proceedings. Certificate of an Authorized Officer that there are no material insurance regulatory proceedings pending or threatened against the Borrower in any state.

          9.1.7 Material Adverse Change Certificate. An officer's certificate, signed by an Authorized Officer, certifying that to such officer's best knowledge, since September 30, 1996, no event has occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole.

          9.1.8 Payment of Existing Credit Agreement. Evidence satisfactory to the Administrative Agent that prior to or simultaneously with the initial Borrowing under this Agreement all obligations of the Borrower under that certain Second Amended and Restated Credit Agreement dated as of January 8, 1996 among the Borrower, various financial institutions and Bank of America Illinois, as administrative agent, have been paid in full.

          9.1.9 Other. Such other documents as the Administrative Agent may reasonably request.

          SECTION 9.2 Conditions to All Borrowings. The obligation of the Lenders to make all Loans shall be subject to the prior or concurrent satisfaction (in form and substance satisfactory to the Administrative Agent) of each of the conditions precedent set forth below:

          9.2.1 No Default. No Default shall have occurred and be continuing or will result from the making of the Loans.

          9.2.2 Warranties and Representations. (a) All warranties and representations contained in this Agreement (other than Section 7.4 except in the case of the initial Borrowing) shall be true and correct in all material respects as of the date of any Loan, with the same effect as though made on the date of and concurrently with the making of such Loan (except where such representation speaks as of specified date) and (b) all covenants contained herein and in such documents to be performed by each of the parties thereto (other than the Administrative Agent or the Lenders) prior to the date of any Loan shall have been performed.

          9.2.3 Litigation. (a) No litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry shall be, on the date of any Loan, pending, or to the knowledge of the Borrower, threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or to obtain material relief as a result of, the transactions contemplated hereunder or, in the reasonable opinion of the Required Lenders, could be reasonably expected to be materially adverse to any of the parties to this Agreement and which is not Ordinary Course Litigation, and (b) in the reasonable opinion of the Required Lenders, no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigation or proceeding or inquiry disclosed in
     Schedule 7.4 which is likely to have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole.

          9.2.4 Fees. The fees referred to in Article V which are due and payable on or prior to the Effective Date or the date of any Loan shall have been paid to the Administrative Agent, where applicable, for the benefit of the Lenders.

          9.2.5 Borrowing Request. The Administrative Agent shall have received a Borrowing Request in form and substance acceptable to the Administrative Agent.

                                   ARTICLE X

                       EVENTS OF DEFAULT AND THEIR EFFECT

          SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          10.1.1 Non-Payment of Loan. Default in the payment when due of any principal on the Loans.

          10.1.2 Non-Payment of Interest, Fees, etc. Default, and continuance thereof for three (3) Business Days, in the payment when due of interest on the Loans or of any other amount payable hereunder or under the Loan Documents.

          10.1.3 Non-Payment of Other Debt. (a) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of, or guaranteed by, the Borrower or any of its Subsidiaries if the aggregate amount of Debt of the Borrower and/or any of its Subsidiaries which is accelerated or due and payable, or which may be accelerated or otherwise become due and payable, by reason of such default or defaults is $10,000,000 or more, or (b) default in the performance or observance of any obligation or condition with respect to any such other Debt of, or guaranteed by, the Borrower and/or any of its Subsidiaries if the effect of such default or defaults is to accelerate the maturity of any such Debt of $10,000,000 or more in the aggregate or to permit the holder or holders of such Debt of $10,000,000 or more in the aggregate, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity.

          10.1.4 Other Material Obligations. Except for obligations covered under other provisions of this Article X, default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, the Borrower or any of its Subsidiaries with respect to any material purchase or Lease Obligation (except only to the extent that the existence of any such default is being contested by the Borrower in good faith and by appropriate proceedings and the Borrower has established, and is maintaining, adequate reserves therefor in accordance with GAAP) which default continues for a period of 30 days.

          10.1.5 Bankruptcy, Insolvency, etc. (a) (i) The Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or (ii) the Borrower applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian or similar Person for the Borrower or any property of any thereof, or makes a general assignment for the benefit of creditors; or
     (iii) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian or similar Person is appointed for the Borrower or for a substantial part of the property of any thereof, unless
     (A) the Borrower institutes appropriate proceedings to contest or discharge such appointment within 30 days and thereafter continuously and diligently prosecutes such proceedings and (B) such appointment is in fact discharged within 60 days of such appointment; or (iv) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of the Borrower, unless (A) such case or proceeding is not commenced by the Borrower, (B) such case or proceeding is not consented to or acquiesced in by the Borrower, (C) the Borrower institutes appropriate proceedings to dismiss such case or proceeding within 30 days and thereafter continuously and diligently prosecutes such proceedings, and (D) such case or proceeding is in fact dismissed within 60 days after the commencement thereof; or (E) the Borrower takes any action to authorize, or in furtherance of, any of the foregoing; or (b) (i) there shall be commenced against Horace Mann Life Insurance Company, Horace Mann Insurance Company or Teachers Insurance Company any case, proceeding or other action
     (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, supervision, conservatorship, liquidation, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, obligations or liabilities, or (B) seeking appointment of a receiver, trustee, custodian, rehabilitator, conservator, supervisor, liquidator or other similar official for it or for all or any substantial part of its assets, in each case which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or
     (ii) there shall be commenced against any of such Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iii) any of such Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause(b)(i) or (ii) above; or (iv) any Governmental Authority shall issue any order of conservation, supervision or any other order of like effect relating to any of such Subsidiaries.

          10.1.6 Non-compliance With Certain Provisions. Failure of the Borrower to comply with the provisions of each of Sections 8.1.1(d), 8.1.1(h), 8.2.1 through 8.2.4, 8.2.7 or 8.2.8.

          10.1.7 Non-compliance With Other Provisions. Failure by the Borrower to comply with or to perform any provision of this Agreement or the other Loan Documents (and not constituting an Event of Default under any of the other provisions of this Article X) and continuance of such failure for 30 days after notice thereof from the Administrative Agent to the Borrower.

          10.1.8 Warranties and Representations. Any warranty or representation made by or on behalf of the Borrower or any Subsidiary herein is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other instrument furnished by or on behalf of Borrower or any Subsidiary to the Administrative Agent or the Lenders is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          10.1.9 Employee Benefit Plans. A contribution failure occurs with respect to any Plan sufficient to give rise to a Lien against the Borrower or any of its Subsidiaries under section 302(f)(1) of ERISA (as in effect on the Effective Date); or withdrawal by one or more companies in the Controlled Group from one or more Multiemployer Plans to which it or they have an obligation to contribute and the withdrawal liability (without unaccrued interest) to multiemployer plans as a result of such withdrawal or withdrawals (including any outstanding withdrawal liability that the Controlled Group has incurred on the date of such withdrawal) is material.

          10.1.10 Change in Control.  A Change in Control occurs.

          10.1.11 Litigation. (a) There shall be entered against the Borrower one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed ten percent (10%) of Net Worth at any one time outstanding, excluding judgments, awards, decrees, orders or writs (i) for which there is insurance, but only to the extent there is actual insurance coverage, (ii) for which there is indemnification (upon terms and from creditworthy indemnitors which are satisfactory to Administrative Agent), but only to the extent there is actual indemnification, (iii) which have been in force for less than the applicable period for filing an appeal so long as execution is not levied thereunder (or in respect of which the Borrower or its appropriate Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review), (iv) which constitute Ordinary Course Litigation, or (v) which are reserved for, to the actual extent of reserves or (b) there has been a final judgment or final judgments for the payment of money exceeding, in the aggregate, ten percent (10%) of Net Worth rendered against the Borrower or any of its Subsidiaries by a court of competent jurisdiction and such judgment(s) remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment(s) become final and nonappealable.

          10.1.12 Change in Law. Any change is made in the Insurance Code which affects the dividend practices of any Insurance Subsidiary and which is reasonably likely to have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Agreement and such circumstances shall continue for 120 days.

          SECTION 10.2 Effect of Event of Default. If any Event of Default described in Section 10.1.5 shall occur, the Loans and the Note and all other Obligations shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may, and upon the written request of the Required Lenders shall, terminate the Commitments hereunder and declare all or any portion of the Loans and all or such portion of the Note and all other Obligations to be due and payable, whereupon the Commitment shall terminate and all or such portion of the Loans and all or such portion of the Note and all other Obligations shall become immediately due and payable, all without further notice of any kind. The Administrative Agent shall promptly advise the Borrower of any such declaration but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 10.1.1 may not be waived except by consent of all of the Lenders in writing.

                                   ARTICLE XI

                                   THE AGENTS

          SECTION 11.1 Authorization. Each Lender authorizes the Administrative Agent to act on behalf of such Lender as Administrative Agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any other Loan Document) the Administrative Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders and such instructions shall be binding upon all Lenders and Holders. Under no circumstances shall the Administrative Agent have any fiduciary duties to any Lender or be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or to the Loan Documents or applicable law. Upon receipt by the Administrative Agent of any written notice, report or financial statement delivered by the Borrower as required pursuant to this Agreement, the Administrative Agent shall forward a copy thereof to each Lender.

          SECTION 11.2 Liability of the Administrative Agent. None of the Agent-Related Persons nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent (a) may treat a Lender as such until the Administrative Agent receives an executed Assignment Agreement entered into between a Lender and an Eligible Assignee pursuant to Section 12.1 hereof; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts or consultants selected by it;
(c) shall not be liable for any action taken or omitted to be taken in good faith by the Administrative Agent in accordance with the advice of counsel, accountants, consultants or experts; (d) make no warranty or representation to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the Loan Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including, without limitation, any books and records) of the Borrower; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Loan Document or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any Loan Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which the Administrative Agent believes in good faith to be genuine and correct and to have been signed, sent or made by the proper person.

          SECTION 11.3 Indemnification. Each Lender agrees to, ratably in accordance with its Voting Percentage, indemnify the Agent-Related Persons (to the extent not reimbursed by the Borrower) against any cost, expense (including fees and out-of-pocket expenses of counsel), claim, demand, action, loss or liability (except as to the Agent-Related Persons such as result from the gross negligence or willful misconduct of the Agent-Related Persons) that the Agent-Related Persons may suffer or incur in connection with this Agreement, the Note, the Loan Documents and any documents or certificates delivered in connection therewith or any action taken or omitted by the Agent-Related Persons hereunder or thereunder.

          SECTION 11.4 Administrative Agent. With respect to the Loans made by it, any Agent-Related Person shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though its Affiliate were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include such financial institutions in their individual capacities. Each Lender and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if such Lender or its Affiliate were not the Administrative Agent and without any duty to account therefor to the Lenders.

          SECTION 11.5  Credit Investigation.  Each Lender acknowledges that it
(i) has made such inquiries and taken such care on its own behalf as would have been the case had the Loan been made directly by such Lender to the Borrower without the intervention of any Agent-Related Person, and (ii) will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender agrees and acknowledges that no Agent-Related Person makes any representations or warranties about the creditworthiness of the Borrower or with respect to the legality, validity, sufficiency or enforceability of this Agreement, the Note, the Loan Documents or security therefor.

          SECTION 11.6  Non-Receipt of Funds by the Administrative Agent.
Unless Administrative Agent shall have been notified by a Lender or the Borrower (any such party being herein called the "Payor") prior to the date on which such Payor is to make payment to the Administrative Agent of the proceeds of the Loan to be made by it hereunder (in the case of a Lender) or such Payor is to make a payment hereunder or under the Note to the Administrative Agent for the account of the Lenders (in the case of the Borrower), as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment (and, if such recipient is the Borrower and the Lender which is the Payor fails to pay the amount thereof to the Administrative Agent forthwith upon such demand, the

Borrower) shall, on demand, repay to the Administrative Agent the amount made available to it, together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount, at a rate per annum equal to (a) in the case of the Borrower, the Default Rate, provided, if the Borrower has to repay such amount through no fault of its own, the Borrower shall pay the Reference Rate and (b) in the case of a Lender, for the first 3 Business Days the rate set by interbank custom and practice for the correction of errors among banks and for every day thereafter, the Default Rate.

          SECTION 11.7 Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations in its capacity as Administrative Agent under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE XII

                         ASSIGNMENTS AND PARTICIPATIONS

          SECTION 12.1  Assignments.

          12.1.1 Each Lender shall have the right at any time to assign to any Eligible Assignee, subject (except in the case of an Eligible Assignee (i) that is controlled by the same bank holding company as the assigning Lender and (ii) which has combined capital and surplus of at least $100,000,000) to the written approval of the Borrower and Administrative Agent which approval will not be unreasonably withheld (it being understood that among the criteria to be considered would be the financial condition of the Eligible Assignee), all or any part of such Lender's rights and obligations under this Agreement and each Loan Document including its rights in respect of its Loans and the Note; provided that the aggregate number of bank holding companies represented by all Lenders hereunder shall not exceed twelve (12) at any time. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit F (an "Assignment Agreement"), duly executed by such Lender and the Eligible Assignee, and acknowledged by the Administrative Agent. Although its failure to do so will not affect any of the rights or obligations provided for therein or herein, the Borrower agrees to duly acknowledge any Assignment Agreement executed by any assigning Lender promptly after its receipt of the same.

          12.1.2 Each assignment shall be pro rata with respect to all rights and obligations of the assigning Lender including the Loans and the Note. Each assignment, if to a Person other than a Lender, shall be in an amount equal to or in excess of $5,000,000. No assignment shall require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify any of the Loans or the Note, or any interest in any thereof, under the "blue sky" or other securities law of any jurisdiction. In the case of any such assignment (upon the fulfillment of the conditions in Section 12.1.3), this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and the Eligible Assignee shall for all purposes be a Lender party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Lender hereunder.

          12.1.3 An assignment shall become effective hereunder when all of the following shall have occurred: (a) the Assignment Agreement shall have been executed by the parties thereto, (b) the Assignment Agreement shall have been acknowledged by the Administrative Agent and, to the extent required by Section 12.1.1, by the Borrower, (c) either the assigning Lender or the Eligible Assignee shall have paid a processing fee of $3,000.00 to the Administrative Agent for its own account, and (d) the assigning Lender and the Administrative Agent shall have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning

     Lender, in proportion to the percentage of the assigning Lender's rights transferred, to the Eligible Assignee.

          12.1.4 Upon the effectiveness of any assignment, the assigning Lender shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except to the extent, if any, that the Borrower, any other Lender or the Administrative Agent has rights against such assigning Lender as a result of any default by such Lender under this Agreement). Promptly following the consummation of each assignment, the Administrative Agent shall furnish to the Borrower and each Lender a revised Schedule 2.1 and Schedule 13.3, revised to reflect such assignment.

          Notwithstanding anything to the contrary contained herein, any Lender may at any time assign all or any portion of its rights under this Agreement including its Loans to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

          SECTION 12.2  Participations.

          12.2.1 Each Lender may grant participations (the "Participations") in all or any part of its Loans and the Note to any commercial bank or other financial institution (other than insurance companies and Affiliates thereof) (the "Participants"). A Participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the Participant's rights against such Lender in respect of such Participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto, which agreement with respect to such Participation shall not restrict such Lender's ability to make any modification, amendment or waiver to this Agreement without the consent of the Participant except that the consent of such Participant may be required in connection with any extension of the stated maturity date of the Loans, or any scheduled mandatory reduction of the Commitment Amount, reduction of the interest rate, fees or commissions on, any Loans in which such Participation was sold or forgiveness of any principal of or interest, fees or commissions payable on any Loans in which such Participation was sold. Notwithstanding the foregoing, each Participant shall have the rights of a Lender pursuant to Section 3.6. All amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such Participation. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          12.2.2 Limitation of Rights of any Participant. Notwithstanding anything in the foregoing to the contrary, (a) no Participant shall have any direct rights hereunder, (b) the Borrower, the Administrative Agent, and the Lenders, other than the assigning or selling Lender, shall deal solely with the assigning or selling Lender and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Participant, (c) no Participation shall relieve the assigning or selling Lender of any of its other obligations hereunder and such Lender shall remain solely responsible for the performance thereof, and (d) no Participant, other than an affiliate of the assigning or selling Lender, shall be entitled to require such Lender to take or omit to take any action hereunder, except that such Lender may agree with such Participant that such Lender will not, without Participant's consent, take any action which would, affect any principal, interest or fee in which the Participant has an ownership or beneficial interest.

          12.2.3 Any Lender may, in connection with any Assignment or Participation or proposed Assignment or Participation pursuant to Sections
     12.1 and 12.2, and disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, the Assignee or Participant or proposed Assignee or Participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender to the same extent as the Lenders hereunder.


                                 ARTICLE XIII

                                    GENERAL

          SECTION 13.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender or any holder of a Note or other Obligation in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this

Agreement or the Note or any Loan Document shall in any event be effective unless the same shall be in writing and signed and delivered by the Borrower and the Required Lenders and acknowledged by the Administrative Agent and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, modification, waiver or consent which would do any of the following shall be effective unless in writing and signed by the Borrower and each of the Lenders and acknowledged by the Administrative Agent: (a) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) or any fees; (b) change the definition of Required Lenders or subject any Lender to any additional obligations including, without limitation, any increase in the Commitment Amount; (c) waive any of the conditions precedent set forth in Article IX (other than Sections 9.1.5, 9.1.6, 9.1.7, and 9.1.8), or (d) amend this Section 13.1, Section 10.2 with regard to the waiver of an Event of Default under Section 10.1.1 or 13.9. Notwithstanding the foregoing, no provisions of Article XI shall be amended, modified or waived without the written consent the Administrative Agent.

          SECTION 13.2 Confirmations. The Borrower and the Administrative Agent (or any holder of a Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loan then outstanding under such Note.

          SECTION 13.3 Notices. (a) Notices forwarded by mail shall be deemed to have been given five days after the date sent if sent by registered or certified mail, postage paid to the address set forth for each party hereto on
Schedule 13.3, and (b) notices given by telegram or telex shall be deemed to have been given when sent if addressed to the party to whom sent, at its address as aforesaid, and (c) notices sent by facsimile or overnight courier shall be deemed to have been given one (1) Business Day after sent. The Administrative Agent shall be entitled to rely upon all facsimiles and the Borrower shall indemnify and hold Administrative Agent harmless from any loss, cost or expense ensuing from any such reliance, which indemnification shall survive any termination of this Agreement.

          SECTION 13.4 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of outside counsel and, without duplication, the allocated costs of internal legal counsel for the Administrative Agent), in its individual capacity and on behalf of the Lenders, in connection with the preparation, execution, delivery and administration of this Agreement, the Loan Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. The Borrower further agrees to pay all out-of-pocket costs and expenses (including attorneys' fees and legal expenses and, without duplication, the allocated costs of internal legal counsel) incurred by the Administrative Agent (and any Lender after the occurrence of any Default) in connection with the enforcement, waiver or amendment of this Agreement, the Loan Documents and any such other instruments or documents. All obligations provided for in this Section 13.4 shall survive any termination of this Agreement.

          SECTION 13.5 Indemnification. (a) In consideration of the Lenders' execution and delivery of this Agreement and the Lenders' extension of the Loans, the Borrower hereby agrees to indemnify, exonerate and hold each Lender and each Lender's respective officers, directors, employees, Persons controlling or controlled by any of them and their respective agents, consultants, attorneys and advisors (including, without limitation, each Agent-Related Person, herein collectively called for purposes of this Section 13.5 "Indemnified Parties" and individually called an "Indemnified Party") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities, claims and damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, legal fees, disbursements and any out-of-pocket expenses (called in this clause (a) the "Indemnified Obligations"), to which any of the Indemnified Parties may become subject, whether directly or indirectly, that result or arise from, or relate to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or involving any Loan, (ii) the Indemnified Parties' furnishing of funds to the Borrower or (iii) any other matter related thereto, except for any such Indemnified Obligations arising on account of the relevant Indemnified Party's gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason except for the gross negligence or willful misconduct of the Indemnified Parties, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Obligations which is permissible under applicable law.

          (b) Without limiting the generality of the indemnities set out in the preceding clause (a) the Borrower hereby further agrees to indemnify, exonerate and hold each Lender and all Indemnified Parties free and harmless from and against any claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, counsel fees (called in this clause (b) the "Indemnified Obligations") under federal or state securities laws or otherwise (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of any securities of the Borrower or any of its respective Subsidiaries, or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading. If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Obligations which is permissible under applicable law.

          (c) All obligations provided for in this Section 13.5 shall survive any termination of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of any Lender or any Indemnified Party.

          SECTION 13.6 SUBMISSION TO JURISDICTION AND FORUM SELECTION. ANY CLAIM ARISING OUT OF THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM OR RELATED TO ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT MAY BE ENFORCED BY THE ADMINISTRATIVE AGENT AND THE LENDERS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND EXCLUSIVE VENUE OF SUCH COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE BORROWER AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW,
(i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE THE ADMINISTRATIVE AGENT, IN ITS SOLE DISCRETION, FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OR MAINTENANCE

OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN CHICAGO, ILLINOIS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 13.7 GOVERNING LAW. THIS AGREEMENT, THE LOAN DOCUMENTS AND THE NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. WHENEVER POSSIBLE EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT. ALL OBLIGATIONS OF THE BORROWER AND RIGHTS OF ANY LENDER EXPRESSED HEREIN OR IN THE LOAN DOCUMENTS SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW OR IN ANY OTHER WRITTEN INSTRUMENT OR AGREEMENT RELATING TO ANY OF THE OBLIGATIONS.

          SECTION 13.8 JURY TRIAL. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 13.9 Successors and Assigns. This Agreement shall be binding upon Borrower, the Administrative Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that the Borrower shall have no right to assign its rights or delegate its duties under this Agreement. This Agreement and the Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

     Delivered at Chicago, Illinois, as of the day and year first above written.

                                             HORACE MANN EDUCATORS CORPORATION


                                             By:    /s/ Larry K. Becker
                                                    ----------------------------
                                             Title:     Chief Financial Officer
                                                    ----------------------------


                                             By:    /s/ George J. Zock
                                                    ----------------------------
                                             Title:     Treasurer
                                                    ----------------------------

                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION, as Administrative Agent


                                By:    /s/ Michael T. Ernst
                                     ----------------------------
                                Title:     Vice President
                                        --------------------------

                                BANK OF AMERICA ILLINOIS, as Lender


                                By:    /s/ Michael T. Ernst
                                     ----------------------------
                                Title:     Vice President
                                        --------------------------